UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 21, 2005
Date of report (Date of earliest event reported)

       TOOTSIE ROLL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its charter)



        Virginia
(State or Other Jurisdiction of Incorporation)

        001-01361
(Commission File Number)

        22-1318955
(I.R.S. Employer Identification No.)

 7401 South Cicero Avenue, Chicago, Illinois  60629
(Address of Principal Executive Offices)   (Zip Code)

        773-838-3400
(Registrant's Telephone Number, Including Area Code)

        Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [__]  Written communications pursuant to Rule 425 under the Securities Act
              (17 CFR 230.425)

     [__]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

     [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

    On February 21, 2005, Tootsie Roll Industries, Inc. issued a press release (the "release") announcing its results of operations and financial condition for the fourth quarter ended December 31, 2004. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

    The information in the release and in this Item 2.02 is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references such information.

Item 9.01.	Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit 99.1 Press Release of Tootsie Roll Industries, Inc., dated February 21, 2005.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.


February 21, 2005           TOOTSIE ROLL INDUSTRIES, INC.
                            By:  _/s/G. HOWARD EMBER, JR.
                                 G. Howard Ember, Jr.
                                 Vice President/Finance and
                                 Chief Financial Officer




EXHIBIT INDEX

Exhibit No. 	      Description

99.1   Press Release of Tootsie Roll Industries, Inc., dated February 21, 2005.





Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, IL  60629
Phone 773/838-3400
Fax   773/838-3534

Press Release

STOCK TRADED:  NYSE           FOR IMMEDIATE RELEASE
TICKER SYMBOL: TR             Monday, Feb. 21, 2005


CHICAGO, ILLINOIS - February 21, 2005 - Melvin J. Gordon, Chairman,
Tootsie Roll Industries, Inc. reported fourth quarter and twelve months 2004 sales and earnings. Fourth quarter 2004 sales were $105,936,000 compared to $92,160,000 in the fourth quarter 2003, an increase of 15%. Twelve month 2004 sales were $420,110,000 compared to $392,656,000 in the prior year, an increase of 7%. Sales for the fourth quarter and twelve months 2004 periods benefited from $18,788,000 and $29,273,000, respectively, of sales from the Concord Confections business which was acquired on August 30,2004.

As the Company's quarterly financial reporting is based on 13-week periods, the first nine month periods of 2004 and 2003 ended on October 2, 2004 and September 27, 2003, respectively. If the fourth quarter 2004 had commenced immediately after the closing date of the 2003 third quarter on September 27, 2004, the Company estimates that fourth quarter 2004 sales would have been approximately $4,900,000 more than the above reported fourth quarter 2004 sales amount.

Fourth quarter 2004 net earnings were $13,877,000 compared to fourth quarter 2003 net earnings of $14,843,000. Twelve months 2004 net earnings were $64,174,000 compared to twelve months 2003 net earnings of $65,014,000.
Fourth quarter net earnings per share were $.27 in 2004 compared to $.28 per share in fourth quarter 2003, a decrease of $.01 per share or 4%. Twelve months 2004 net earnings per share were $1.23 compared to $1.22 per share in twelve months 2003, an increase of $.01 per share or 1%.

Mr. Gordon said, "Fourth quarter and twelve month 2004 results were aided by the Concord acquisition, and the Company's per share earnings benefited from common stock purchases in the open market in 2003 and 2004 and the resulting fewer shares outstanding."



                   TOOTSIE ROLL INDUSTRIES, INC.
               CONSOLIDATED STATEMENTS OF EARNINGS
  FOR THE 13 WEEKS AND 52 WEEKS ENDED DEC 31, 2004 & DEC 31, 2003


                             	        FOURTH QUARTER ENDED
                                    2004                2003
Net Sales                     $105,936,000         $ 92,160,000
Net Earnings                  $ 13,877,000         $ 14,843,000
* Earnings Per Share             $ .27                $ .28
*Average Shares Outstanding     52,217,000           52,852,000

                                        TWELVE MONTHS ENDED
                                     2004                2003
Net Sales                      $420,110,000         $392,656,000
Net Earnings                   $ 64,174,000         $ 65,014,000
* Earnings Per Share              $1.23               $1.22
* Average shares outstanding     52,366,000           53,305,000


* Based on average shares outstanding adjusted for 3% stock dividends distributed April 14, 2004 and April 16, 2003.